Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WAVE SYNC CORP.", CHANGING ITS NAME FROM "WAVE SYNC CORP." TO "NEW YORK HOLDING CORP.", FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 2022, AT 8:10 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2182471 8100
SR# 20220317117

Authentication: 202544814
Date: 02-01-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:10 AM 02/01/2022
FILED 08:10 AM 02/01/2022
SR 20220317117 - File Number 2182471

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of
Wave Sync Corp.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 1" so that, as amended, said Article shall be and read as follows:

Article 1. The name of the corporation is New York Holding Corp. (the "Corporation").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 4th day of February, 2022.

By: [signature]
Authorized Officer

Title: CEO

Name: Jiang Hui
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